                                                                   EXHIBIT 10.49

                        INDEMNIFICATION ESCROW AGREEMENT

     THIS INDEMNIFICATION ESCROW AGREEMENT (the "Agreement") is made effective as of the Effective Time (as defined in the Merger Agreement (as defined below)) by and among Industrial Data Systems Corporation, a Nevada corporation ("Parent"), PEI Acquisition, Inc., a Texas corporation, all of whose capital stock is owned (indirectly through ownership of IDS Engineering Management, LC, a Texas limited liability company) by Parent (the "Purchaser"), the persons and entities listed on the attached Schedule 1 (the "Significant PEI
                                ----------
Shareholders"), Michael L. Burrow, acting as the shareholder representative for the Significant PEI Shareholders (the "Shareholder Representative"), and Johnny
J. Williams, Esq., whose office address is 13831 Northwest Freeway, Suite 155, Houston, Texas 77040 (the "Escrow Agent").

                                    RECITALS:
                                    --------

     A. Parent, Purchaser, IDS Engineering Management, LC, a Texas limited liability company, and Petrocon Engineering Inc., a Texas corporation ("PEI"), entered into a Merger Agreement on or about July 31, 2001 (the "Merger Agreement").

     B. Pursuant to the Merger Agreement, the Significant PEI Shareholders are to deposit 1,000,000 shares of the Parent's common stock, par value $.001 per share (the "Common Stock" or the "Escrow Shares"), into an escrow created by this Agreement, which shall be a fund against which the Purchaser shall make any claims for indemnity pursuant to the Merger Agreement.

     C. This Agreement, together with the Merger Agreement, shall govern the terms upon which Escrow Agent may distribute the Escrow Shares to Purchaser and to the Significant PEI Shareholders. Capitalized terms used in this Agreement but not defined herein shall have the definition ascribed to them in the Merger Agreement.

     NOW, THEREFORE, in consideration of the promises contained herein and in the Merger Agreement and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

                                   AGREEMENT:

     1.   Appointment of Escrow Agent; Delivery of Escrow Shares. Each of the
          ------------------------------------------------------
Parent, Purchaser, and the Shareholder Representative hereby appoints Johnny J. Williams as Escrow Agent, and Escrow Agent hereby accepts such appointment. Immediately after the Closing of the Merger Agreement, the Shareholder Representative shall deliver or cause to be delivered to Escrow Agent, two original share certificates, one in the amount of 230,993 shares and another in the amount of 500,000 shares of Common Stock, registered in the name of the Shareholder Representative as agent for the Significant PEI Shareholders, and representing the Escrow Shares, together with a fully executed blank stock power bearing the name of Escrow Agent as the transferee.

     2.   Claim Certificates. Purchaser or Parent (the "Claimant"), from time
          ------------------
to time on or prior to the second anniversary of the Closing, may make a claim to some or all of the Escrow

Shares (a "Claim") by delivering to Escrow Agent a certificate (a "Claim Certificate") signed by the president or a vice president of Purchaser or Parent, as applicable, stating:

          (a) That the Claimant is entitled to be indemnified under the Merger Agreement or reasonably expects to have a claim for such indemnification;

          (b) The reasons therefor, set forth in reasonable detail;

          (c) The amount of the claim, which shall be the amount reasonably estimated by the Purchaser or Parent where the amount of the claim is not a liquidated sum, and which shall, together with all other claims, exceed the $100,000 threshold specified in the Merger Agreement, and

          (d) That Claimant has delivered a copy of the Claim Certificate to the Shareholder Representative and the date on which the copy was delivered.

     3.   Disputed Claims. The Shareholder Representative may dispute or object
          ---------------
to any Claim, in whole or in part, by delivering to Escrow Agent a notice (an "Objection Notice") within 30 days of receipt of the Claim Certificate stating:

          (a) That the Shareholder Representative disputes or objects to such Claim;

          (b) The reasons for such objections or dispute, set forth in reasonable detail;

          (c) That the Shareholder Representative has delivered a copy of the Objection Notice to Claimant and the date on which such copy was delivered; and

          (d) The portion of the Claim set forth in the Claim Certificate, if any, which is not disputed or objected to.

     Whenever there shall be delivered to Escrow Agent an Objection Notice, Claimant and the parties shall invoke the conciliation and arbitration procedures set forth in the Merger Agreement. Any claim which is disputed or objected to by the Shareholder Representative shall, to the extent of such dispute or objection, constitute a "Disputed Claim."

     4.   Distribution of Escrow Shares.
          -----------------------------

          (a) If Escrow Agent receives from the Shareholder Representative written notice of consent or agreement to all or part of a Claim, or fails to receive a timely Objection Notice, Escrow Agent shall thereupon promptly deliver to Claimant from the Escrow Shares a number of shares (rounded to the nearest whole share) equal to the amount of such Claim divided by the Fair Market Value (as herein defined) per share of the Escrow Shares. The "Fair Market Value" per share of the Escrow Shares shall be the greater of (i) the average closing price per share of the Escrow Shares over the 30 trading days prior to the day before the delivery of such shares to Claimant; or (ii) $0.75.

          (b) If the Escrow Shares are not sufficient to pay in full any amounts payable to Claimant under Section 4(a), Escrow Agent shall transfer all remaining shares to Claimant.

          (c) If the Escrow Agent receives a timely Objection Notice with respect to any Claim and the parties invoke the conciliation and arbitration provisions in the Merger Agreement, then, upon obtaining a Final Decision with respect to such Claim, Escrow Agent shall transfer the Escrow Shares to Claimant or to the Significant PEI Shareholders, as provided in the Final Decision. "Final Decision" means a decision, order, judgment or decree of an arbitrator or court having jurisdiction which is either not subject to appeal or as to which notice of appeal has not been timely filed or served.

          (d) With respect to any distribution of the Escrow Shares to the Significant PEI Shareholders, each Significant PEI Shareholder shall be entitled to receive such Significant PEI Shareholder's Pro Rata Share of the Escrow Shares, and with respect to any delivery of Escrow Shares to the Claimant in accordance with the terms hereof each Significant PEI Shareholder shall bear its Pro Rata Share of such reduction in the Escrow Shares. Each Significant PEI Shareholder's Pro Rata Share is as set forth on Schedule 1.
                                                ----------

     5.   Adjustments to Escrow Shares; Dividends; Voting.
          -----------------------------------------------

          (a) If Claimant or any Significant PEI Shareholder is entitled to receive any securities or other distributions in respect of or in exchange for any of the Escrow Shares (other than dividends declared by the Board of Directors of Parent on the Escrow Shares that are payable in cash), whether by way of stock dividends, share splits, recapitalizations, liquidations, mergers, consolidations, split-ups, spin-offs, redemptions, exchanges or conversions of shares and the like ("New Shares"), such Significant PEI Shareholder shall deliver share certificates representing such New Shares and such other distributions (registered in the name of the Shareholder Representative as agent for such Significant PEI Shareholder) to Escrow Agent, along with a fully executed blank stock power bearing the name of the Escrow Agent as the transferee. Upon receipt of such New Shares and other distributions, Escrow Agent shall hold in escrow such securities and the same shall be subject to all of the provisions of this Agreement relating to the Escrow Shares. Notwithstanding anything to the contrary herein, any dividend declared by the Board of Directors of Parent that is payable in cash with respect to the Escrow Shares shall not be delivered to the Escrow Agent and each Significant PEI Shareholder shall be entitled to receive such Significant PEI Shareholder's Pro Rata Share of such cash dividend.

          (b) Subject to the terms of the Voting Agreement, the Shareholder Representative shall have all voting rights with respect to the Escrow Shares for so long as such Escrow Shares are held in the Escrow Fund; provided that if
                                                               --------
so directed by the Requisite Shareholders (as herein defined) with respect to any matter submitted to a vote of the stockholders of IDS, the Shareholder Representative shall, subject to the Voting Agreement, vote the Escrow Shares as directed by the Requisite Shareholders. "Requisite Shareholders" means, on any date of determination, Significant PEI Shareholders having a Pro Rata Share of 51% or more of the Escrow Shares.

     6.   Shareholder Representative as Agent.
          -----------------------------------

          (a) Appointment. Each Significant PEI Shareholder hereby designates
              -----------
and appoints the Shareholder Representative as its Shareholder Representative and agent under this Agreement, and each Significant PEI Shareholder hereby irrevocably authorizes Shareholder Representative to execute and deliver the documents and to take such action or to refrain from taking such action on its behalf under the provisions of this Agreement and to exercise such powers as are set forth herein or therein, together with such other powers as are reasonably incidental thereto. In performing its functions and duties under this Agreement, Shareholder Representative shall act solely as agent of the Significant PEI Shareholders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for Purchaser or Parent.

          (b) Nature of Duties. The duties of the Shareholder Representative
              ----------------
shall be mechanical and administrative in nature. The Shareholder Representative shall not have by reason of this Agreement a fiduciary relationship in respect of any Significant PEI Shareholder. Nothing in this Agreement, express or implied, is intended to or shall be construed to impose upon Shareholder Representative any obligations in respect of this Agreement except as expressly set forth herein or therein. If Shareholder Representative seeks the consent or approval of any Significant PEI Shareholder to the taking or refraining from taking any action hereunder, then Shareholder Representative shall send notice thereof to each Significant PEI Shareholder. Shareholder Representative shall promptly notify each Significant PEI Shareholder any time that the Requisite Shareholders have instructed Shareholder Representative to act or refrain from acting pursuant hereto.

          (c) Rights, Exculpation, Etc. Neither Shareholder Representative
              ------------------------
nor any of his agents shall be liable to any Significant PEI Shareholder for any action taken or omitted by them hereunder or under the Merger Agreement, or in connection herewith or therewith, except that Shareholder Representative shall be liable to the extent of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction. Shareholder Representative may at any time request instructions from the Significant PEI Shareholders with respect to any actions or approvals which by the terms of this Agreement, Shareholder Representative is permitted or required to take or to grant, and if such instructions are promptly requested, Shareholder Representative shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any person or entity for refraining from any action or withholding any approval under this Agreement until it shall have received such instructions from Requisite Shareholders or all or such other portion of the Significant PEI Shareholders as shall be prescribed by this Agreement. Without limiting the foregoing, no Significant PEI Shareholder shall have any right of action whatsoever against Shareholder Representative as a result of Shareholder Representative acting or refraining from acting under this Agreement in accordance with the instructions of Requisite Shareholders and, notwithstanding the instructions of Requisite Shareholders, the Shareholder Representative shall have no obligation to take any action if it believes, in good faith, that such action exposes Shareholder Representative to any liability for which it has not received satisfactory indemnification in accordance with Section 6(d) of this Agreement.

          (d) Indemnification. Significant PEI Shareholders will reimburse and
              ---------------
indemnify Shareholder Representative for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, reasonable attorneys' fees and expenses), advances or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Shareholder Representative in any way relating to or arising out of this Agreement or any action taken or omitted by Shareholder Representative under this Agreement, in proportion to each Significant PEI Shareholders' Pro Rata Share, but only to the extent that any of the foregoing is not reimbursed by Purchaser or Parent; provided,
                                                               --------
however, that no Significant PEI Shareholders shall be liable for any portion of
-------
such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements to the extent resulting from Shareholder Representative's gross negligence or willful misconduct as determined by a court of competent jurisdiction. If any indemnity furnished to Shareholder Representative for any purpose shall, in the opinion of Shareholder Representative, be insufficient or become impaired, Shareholder Representative may call for additional indemnity and cease, or not commence, to do the acts indemnified against even if so directed by Requisite Shareholders until such additional indemnity is furnished. The obligations of the Significant PEI Shareholders under this Section 6(d) shall survive the termination of this Agreement.

          (e) Successor Shareholder Representative.
              ------------------------------------

              (1) Resignation. Shareholder Representative may resign from the
                  -----------
performance of all its agency functions and duties hereunder at any time by giving at least 30 days prior written notice to the Significant PEI Shareholders. Such resignation shall take effect upon the acceptance by a successor Shareholder Representative of appointment pursuant to Section 6(e)(2) or as otherwise provided below.

              (2) Appointment of Successor. Upon any such notice of resignation
                  ------------------------
pursuant to Section 6(e)(1) or the death or disability of the Shareholder Representative, the Requisite Shareholders shall appoint a successor Shareholder Representative. If, with respect to a retiring Shareholder Representative, a successor Shareholder Representative shall not have been so appointed within the 30 day period referred to in Section 6(e)(1), the retiring Shareholder Representative, upon notice to the Escrow Agent, may petition any court of competent jurisdiction to appoint a successor Escrow Agent. The Shareholder Representative shall continue to serve until his successor is duly appointed and accepts such service.

              (3) Successor Shareholder Representative. Upon the acceptance of
                  ------------------------------------
any appointment as Shareholder Representative under the Agreement by a successor Shareholder Representative, such successor Shareholder Representative shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Shareholder Representative, and the retiring Shareholder Representative shall be discharged from its duties and obligations under this Agreement. After any retiring Shareholder Representative's resignation as Shareholder Representative or upon the death or disability of the Shareholder Representative, the provisions of this Section 6(e)(3) shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Shareholder Representative.

     7.   Share Certificates. In connection with any issuance of Escrow Shares
          ------------------
to Claimant or to any Significant PEI Shareholder, Escrow Agent and Parent agree to take any and all actions necessary to cause a stock certificate evidencing the number of shares to be delivered to Claimant, delivered to the Significant PEI Shareholders or to Escrow Agent, as the case may be, as required or specified in this Agreement, including the issuance of stock certificates to each Significant PEI Shareholder evidencing the Pro Rata Share Significant of such Significant PEI Shareholder with respect to any distribution to the PEI Shareholders required by this Agreement.

     8.   Notices. All notices (including Objection Notices), certificates
          -------
(including Claim Certificates), payment, and distributions required or permitted to be given or delivered hereunder shall be deemed to have been properly given or delivered to the following addresses, if delivered in person, or, if mailed, on the second business day following the date when mailed by registered or certified mail, postage prepaid and addressed as follows:

   If to Purchaser:                       PEI Acquisition, Inc.
                                          Attn: William A. Coskey
                                          600 Century Plaza Drive, Building 140
                                          Houston, Texas 77073

   With a copy (which shall not
   constitute notice) to:                 Jenkens & Gilchrist
                                          A Professional Corporation
                                          Attn: Kathryn K. Lindauer
                                          600 Congress Avenue, Suite 2200
                                          Austin, Texas 78701

   If to Parent:                          Industrial Data Systems Corporation
                                          Attn: William A. Coskey
                                          600 Century Plaza Drive, Building 140
                                          Houston, Texas 77073

   With a copy (which shall not
   constitute notice) to:                 Jenkens & Gilchrist
                                          A Professional Corporation
                                          Attn: Kathryn K. Lindauer
                                          600 Congress Avenue, Suite 2200
                                          Austin, Texas 78701

   If to Shareholder Representative:      Mr. Michael L. Burrow
                                          3155 Executive Blvd.
                                          Beaumont, Texas 77705

   With a copy (which shall not
   constitute notice) to:                 Gardere Wynne Sewell LLP
                                          Attn: Gary B. Clark
                                          1601 Elm Street, Suite 3000
                                          Dallas, Texas 75201

   If to Escrow Agent:                    Johnny J. Williams
                                          13831 Northwest Freeway, Suite 155
                                          Houston, Texas 77040

or to such other address as a party shall designate by written notice to all other parties to the Agreement.

     9.   Escrow Agent.
          ------------

          (a) Reliance. The Escrow Agent may act upon any instrument or other
              --------
writing believed by it in good faith to be genuine and to be signed or presented by the proper person or persons and shall not be liable in connection with the performance by it of its duties pursuant to the provisions hereof, except for its own willful misconduct or gross negligence. Purchaser and each Significant PEI Shareholder shall, jointly and severally, indemnify and hold harmless the Escrow Agent pursuant to Section 14 of the Agreement.

          (b) Successor Agent.
              ---------------

              (1) Resignation. Escrow Agent may resign from the performance of
                  -----------
all its agency functions and duties hereunder at any time by giving at least 30 days prior written notice to Parent and the Shareholder Representative. Such resignation shall take effect upon the acceptance by a successor Escrow Agent of appointment pursuant to Section 9(b)(2) or as otherwise provided below.

              (2) Appointment of Successor. Upon any such notice of resignation
                  ------------------------
pursuant to Section 9(b)(1) or the death or disability of the Escrow Agent, Parent and the Shareholder Representative shall, by mutual agreement, appoint a successor Escrow Agent. If, with respect to a retiring Escrow Agent, a successor Escrow Agent shall not have been so appointed within the 30 day period referred to in Section 9(b)(1), the retiring Escrow Agent, upon notice to Parent and the Shareholder Representative, may petition any court of competent jurisdiction to appoint a successor Escrow Agent. The retiring Escrow Agent shall continue to serve until his successor is duly appointed and accepts such service.

              (3) Successor Escrow Agent. Upon the acceptance of any appointment
                  ----------------------
as Escrow Agent under the Agreement by a successor Escrow Agent, such successor Escrow Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Escrow Agent, and the retiring Escrow Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Escrow Agent's resignation as Escrow Agent or upon the death or disability of the Escrow Agent, the provisions of this Section 9(b)(3) shall inure to its benefit as to any actions taken or omitted to be taken by him while he was Escrow Agent.

     10.  Termination of Escrow. On the first anniversary of the date hereof,
          ---------------------
all shares in excess of 500,000 Escrow Shares held by Escrow Agent pursuant to the terms of this Agreement, less a reasonable reserve (as determined by mutual agreement of Purchaser and the Shareholder Representative, but if they cannot agree, then by the Escrow Agent) to cover Disputed Claims (and interest thereon at the rate of 6% per annum), shall be distributed by Escrow Agent to the Significant PEI Shareholders or their respective successors or assigns. On the second anniversary of the date hereof, all remaining Escrow Shares held by Escrow Agent pursuant to the terms of this Agreement, less a reasonable reserve (as determined by mutual agreement of Purchaser and the Shareholder Representative, but if they cannot agree, then by the Escrow Agent) to cover Disputed Claims (and interest thereon at the rate of 6% per annum), shall be distributed by Escrow Agent to the Significant PEI Shareholders or their respective successors or assigns. With respect to Escrow Shares reserved to cover Disputed Claims, upon settlement of all such Disputed Claims, this escrow shall terminate, and all remaining Escrow Shares held by Escrow Agent shall be distributed by Escrow Agent to Parent or to the Significant PEI Shareholders, as provided in the Final Decision.

     11.  Fees and Expenses. The Escrow Agent shall not be entitled to
          -----------------
compensation for its services. Escrow Agent shall be reasonably compensated for services and reimbursed for all costs and expenses, including reasonable attorney's fees, occasioned by any delay, controversy, litigation or event, and the same shall be recoverable one-half from the Significant PEI Shareholders (with each Significant PEI Shareholder being responsible for its Pro-Rata Share of such one-half) and one-half from Purchaser.

     12.  Indemnification of Escrow Agent. Purchaser and each Significant PEI
          -------------------------------
Shareholder hereby agrees to jointly and severally indemnify and hold harmless Escrow Agent from and against, any and all loss, liability, cost, damage and expense, including, without limitation, reasonable attorneys' fees and expenses, which Escrow Agent may suffer or incur by reason of any action, claim or proceeding brought against Escrow Agent arising out of or relating in any way to this Agreement or any transaction to which this Agreement relates unless such action, claim or proceeding is the result of the willful misconduct or gross negligence of Escrow Agent. Escrow Agent may consult counsel in respect of any question arising under this Agreement or the Merger Agreement, and Escrow Agent shall not be liable for any action taken or omitted in good faith upon advice of such counsel. The Significant PEI Shareholders' portion of any indemnity pursuant to this Agreement shall be deducted from the Escrow Shares.

     13.  Counterparts. This Agreement may be executed by facsimile and in two
          ------------
or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute one agreement. Signatures transmitted via facsimile shall be deemed originals for purposes of this Agreement.

     14.  Governing Law. This Agreement shall be construed, performed, and
          -------------
enforced in accordance with, and governed by, the internal laws of the State of Texas, without giving effect to the principles of conflict of laws thereof that direct the application of the laws of a different state. Venue for any disputes pursuant to this Agreement shall be in Harris County, Texas, and the parties agree to submit to the jurisdiction of the state and federal courts in Harris County, Texas.

     15.  Amendments. This Agreement may be amended or modified, and any of the
          ----------
terms, covenants, representations, warranties, or conditions hereof may be waived, only by a written instrument executed by the parties hereto, or in the case of a waiver, by the party waiving compliance. Any waiver by any party of any condition, or of the breach of any provision, term, covenant, representation, or warranty contained in this Agreement, in any one or more instances, shall not be deemed to be nor construed as further or continuing waiver of any such conditions, or of the breach of any other provision, term, covenant, representation, or warranty of this Agreement.

     16.  Section Headings. The section headings in this Agreement are for
          ----------------
reference purposes only and shall not affect the meaning or interpretation of this Agreement.

     17.  Severability. If any provision of this Agreement is held by final
          ------------
judgment of a court of competent jurisdiction to be invalid, illegal or unenforceable, such invalid, illegal or unenforceable provision shall be severed from the remainder of this Agreement, and the remainder of this Agreement shall be enforced. In addition, the invalid, illegal or unenforceable provision shall be deemed to be automatically modified, and, as so modified, to be included in this Agreement, such modification being made to the minimum extent necessary to render the provision valid, legal and enforceable. Notwithstanding the foregoing, however, if the severed or modified provision concerns all or a portion of the essential consideration to be delivered under this Agreement by one party to the other, the remaining provisions of this Agreement shall also be modified to the extent necessary to equitably adjust the parties' respective rights and obligations hereunder.

            [The Remainder of this Page is Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed the day and year first above written.

                   PETROCON ENGINEERING, INC.

                   By: ______________________________________
                       Michael L. Burrow, President and Chief
                       Executive Officer

                   INDUSTRIAL DATA SYSTEMS
                   CORPORATION

                   By: ______________________________________
                       William A. Coskey, President

                   PEI ACQUISITION, INC.

                   By: ______________________________________
                       William A. Coskey, President

                   SHAREHOLDER REPRESENTATIVE

                   ______________________________________
                   Michael L. Burrow

                   ESCROW AGENT

                   ______________________________________
                   Johnny J. Williams, Esq.

           [Signature Page to Indemnification Escrow Agreement]

                   SIGNIFICANT PEI SHAREHOLDERS:

                   EQUUS II INCORPORATED, a Delaware
                   corporation

                   By:
                      ______________________________________
                      Randall B. Hale, Vice President

                   M.L. Burrow Family Partnership, Ltd.*
                   Michael L. Burrow*
                   Fahad Al-Tamimi*
                   Norbert C. Roobaert*
                   David L. Hopson*
                   Jimmie N. Carpenter*
                   Thomas H. Noble*
                   Douglas W. Eckols Family Partnership, Ltd.*
                   The Olan Weeks Family Limited Partnership, Ltd.*
                   Olan B. Weeks*
                   Terry D. Allen*
                   Lowell J. Walker, Sr.*
                   Mills Group, Ltd.*
                   Robert W. Raiford*
                   Robert G. Chapman Family Partnership, Ltd.*
                   Owen G. Vaughn, Jr.*
                   The Lawrence J. Bradford Family Partnership,
                   Ltd.*
                   Robert A. Knost*
                   David Smith*
                   William or Carolyn Miller*
                   Willie E. Rigsby*
                   Byron P. Walker, Sr.*

     * Indicates that the Shareholder has executed this Indemnification Escrow Agreement by execution of a Master Signature Page.

                                   SCHEDULE 1
                          Significant PEI Shareholders
                          ----------------------------

               Name                                        Pro Rata Share
               ----                                        --------------

        M.L. Burrow Family Partnership, Ltd.                  10.759%
       Michael L. Burrow                                       8.967%
       Equus II Incorporated                                  13.208%
       Fahad Al-Tamimi                                         9.051%
       Norbert C. Roobaert                                     8.627%
       David L. Hopson                                         7.780%
       Jimmie N. Carpenter                                     4.766%
       Thomas H. Noble                                         3.830%
       Douglas W. Eckols Family Partnership, Ltd.              3.666%
       The Olan Weeks Family Limited Partnership, Ltd.         3.370%
       Olan B. Weeks                                           1.628%
       Terry D. Allen                                          3.346%
       Lowell J. Walker, Sr.                                   2.803%
       Mills Group, Ltd.                                       2.298%
       Robert W. Raiford                                       2.162%
       Robert G. Chapman Family Partnership, Ltd.              2.073%
       Owen G. Vaughn, Jr.                                     2.036%
       The Lawrence J. Bradford Family Partnership, Ltd.       2.022%
       Robert A. Knost                                         1.755%
       David Smith                                             1.594%
       William or Carolyn Miller                               1.460%
       Willie E. Rigsby                                        1.628%
       Byron P. Walker, Sr.                                    1.169%